Use these links to rapidly review the document

Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER 2017

(1)
Includes reconciliation of consolidated net income to funds from operations.

1Q 2017 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS FIRST QUARTER 2017 RESULTS AND 9.4% YEAR-OVER-YEAR INCREASE IN QUARTERLY DIVIDEND

INDIANAPOLIS, April 27, 2017 - Simon, a global leader in retail real estate, today reported results for the quarter ended March 31, 2017.

RESULTS FOR THE QUARTER

•
Net income attributable to common stockholders was $477.7 million, or $1.53 per diluted share, as compared to $481.0 million, or $1.55 per diluted share, in the prior year period. The prior year period includes gains of $22.7 million, or $0.06 per diluted share, related to acquisition and disposition activity.

•
FFO was $985.0 million, or $2.74 per diluted share, as compared to $951.8 million, or $2.63 per diluted share, in the prior year period, an increase of 4.2%.

"We are off to a good start in 2017 with the reporting of financial and operational results that exceeded our expectations, led by 3.8% growth in comparable property net operating income," said David Simon, Chairman and Chief Executive Officer. "We continue to strengthen our retail real estate portfolio through our investment activities, including the opening of two new international outlet centers. Today, even in the current choppy retail environment, we are pleased to reaffirm our outlook for the year which is a testament to the strength of our company."

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Occupancy was 95.6% at March 31, 2017, unchanged from March 31, 2016.

•
Base minimum rent per square foot was $51.87 at March 31, 2017, an increase of 4.4% compared to the prior year period.

•
Leasing spread per square foot for the trailing 12-months ended March 31, 2017 was $8.31, an increase of 13.0%.

1Q 2017 SUPPLEMENTAL	2

EARNINGS RELEASE

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the three months ended March 31, 2017 was 5.6%. Total portfolio NOI includes comparable property NOI, NOI from new development, redevelopment, expansion and acquisitions, NOI from international properties and our share of NOI from investments. Comparable property NOI growth for the three months ended March 31, 2017 was 3.8%.

DIVIDENDS

Today, Simon's Board of Directors declared a quarterly common stock dividend of $1.75 per share. This is a 9.4% increase year-over-year. The dividend will be payable on May 31, 2017 to stockholders of record on May 17, 2017.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on June 30, 2017 to stockholders of record on June 16, 2017.

1Q 2017 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

Subsequent to quarter end, we opened two new outlet developments.

•
On April 6th, we opened Siheung Premium Outlets, in Siheung (Seoul), South Korea, a 452,000 square foot center offering more than 200 domestic and international brands. Siheung Premium Outlets is our fourth outlet center in South Korea. Simon owns a 50% interest in this center.

•
On April 13th, we opened Provence Designer Outlet, in Provence, France. This 269,000 square foot center offers more than 100 high-quality, name-brand stores and is the first designer outlet in the South of France. Simon owns a 90% interest in this center.

Construction continues on four other new development projects including:

•
The Shops at Clearfork (Fort Worth, Texas); scheduled to open in September 2017. Simon owns a 45% interest in this project.

•
Genting Highlands Premium Outlets (Kuala Lumpur, Malaysia); scheduled to open in June 2017. Simon owns a 50% interest in this project.

•
Norfolk Premium Outlets (Norfolk, Virginia); scheduled to open in June 2017. Simon owns a 65% interest in this project.

•
Premium Outlet Collection Edmonton IA (Edmonton, Alberta, Canada); scheduled to open in May 2018. Simon owns a 50% interest in this project.

Construction also continues on significant redevelopment and expansion projects at properties including The Galleria in Houston, La Plaza Mall, The Shops at Riverside, Woodbury Common Premium Outlets, Allen Premium Outlets and Toronto Premium Outlets.

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at 25 properties in the U.S., Canada and Europe. Simon's share of the costs of all new development and redevelopment projects under construction at quarter-end was approximately $1.7 billion.

1Q 2017 SUPPLEMENTAL	4

EARNINGS RELEASE

FINANCING ACTIVITY

The Company was active in both the unsecured and secured credit markets in the first quarter, continuing to lower our effective borrowing costs.

During the quarter, the Company amended and extended its $4.0 billion unsecured multi-currency revolving credit facility. This facility can be increased to $5.0 billion during its term, which will initially mature on June 30, 2021 and can be extended for an additional year to June 30, 2022 at our sole option. The pricing on the facility was reduced to LIBOR plus 77.5 basis points.

With regard to secured debt activity, we closed on two mortgage loans totaling approximately $269 million (U.S. dollar equivalent), of which Simon's share is $186 million. The weighted average interest rate and weighted average term on these loans is 2.40% and 5.0 years, respectively.

As of March 31, 2017, Simon had over $7.0 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

COMMON STOCK REPURCHASE PROGRAM

During the quarter, the Company's Board of Directors authorized a two year extension of its $2.0 billion common stock repurchase program that had previously been announced on April 2, 2015. The extended common stock repurchase program will expire on March 31, 2019. During the quarter ended March 31, 2017, the Company repurchased 870,692 shares of its common stock.

1Q 2017 SUPPLEMENTAL	5

EARNINGS RELEASE

2017 GUIDANCE

The Company reaffirms its previous financial guidance and continues to estimate net income to be within a range of $6.50 to $6.60 per diluted share for the year ending December 31, 2017 and that FFO will be within a range of $11.45 to $11.55 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2017

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$6.50	$6.60
Depreciation and amortization including Simon's share of unconsolidated entities	4.95	4.95

Estimated FFO per diluted share	$11.45	$11.55

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 10:00 a.m. Eastern Time, Thursday, April 27, 2017. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until May 4, 2017. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 93122266.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our first quarter 2017 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

1Q 2017 SUPPLEMENTAL	6

EARNINGS RELEASE

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that adversely affects our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in retail real estate ownership, management and development and an S&P100 company (Simon Property Group) (NYSE:SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales. For more information, visit simon.com.

1Q 2017 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2017	2016
REVENUE:
Minimum rent	$846,798	$818,536
Overage rent	28,204	28,916
Tenant reimbursements	378,915	371,613
Management fees and other revenues	30,547	33,400
Other income	61,299	84,250

Total revenue	1,345,763	1,336,715

EXPENSES:
Property operating	104,048	103,060
Depreciation and amortization	310,832	300,614
Real estate taxes	106,659	109,423
Repairs and maintenance	25,601	26,065
Advertising and promotion	35,948	35,038
Provision for credit losses	5,210	3,664
Home and regional office costs	42,979	38,607
General and administrative	14,001	14,864
Other	23,814	20,479

Total operating expenses	669,092	651,814

OPERATING INCOME	676,671	684,901
Interest expense	(198,202)	(219,190)
Income and other tax benefit (expense)	3,521	(15,186)
Income from unconsolidated entities	69,085	90,626
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	22,688

CONSOLIDATED NET INCOME	551,075	563,839
Net income attributable to noncontrolling interests	72,505	82,010
Preferred dividends	834	834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$477,736	$480,995

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.53	$1.55

1Q 2017 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	MARCH 31, 2017	DECEMBER 31, 2016
ASSETS:
Investment properties, at cost	$35,309,727	$35,226,089
Less - accumulated depreciation	11,079,988	10,865,754

	24,229,739	24,360,335
Cash and cash equivalents	513,400	560,059
Tenant receivables and accrued revenue, net	621,600	664,619
Investment in unconsolidated entities, at equity	2,374,693	2,367,583
Investment in Klépierre, at equity	1,821,994	1,797,394
Deferred costs and other assets	1,384,667	1,353,588

Total assets	$30,946,093	$31,103,578

LIABILITIES:
Mortgages and unsecured indebtedness	$23,149,053	$22,977,104
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,081,185	1,214,022
Cash distributions and losses in partnerships and joint ventures, at equity	1,360,077	1,359,738
Other liabilities	459,926	455,040

Total liabilities	26,050,241	26,005,904

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	166,847	137,762
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	43,323	43,405
Common stock, $0.0001 par value, 511,990,000 shares authorized, 319,823,256 and 319,823,322 issued and outstanding, respectively	32	32
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	–	–
Capital in excess of par value	9,558,328	9,523,086
Accumulated deficit	(4,559,037)	(4,459,387)
Accumulated other comprehensive loss	(100,843)	(114,126)
Common stock held in treasury, at cost, 7,629,046 and 6,756,748 shares, respectively	(834,536)	(682,562)

Total stockholders' equity	4,107,267	4,310,448
Noncontrolling interests	621,738	649,464

Total equity	4,729,005	4,959,912

Total liabilities and equity	$30,946,093	$31,103,578

1Q 2017 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2017	2016
REVENUE:
Minimum rent	$451,055	$438,847
Overage rent	51,369	49,624
Tenant reimbursements	215,780	210,941
Other income	64,327	58,680

Total revenue	782,531	758,092
OPERATING EXPENSES:
Property operating	132,985	131,081
Depreciation and amortization	153,455	131,480
Real estate taxes	66,583	61,509
Repairs and maintenance	20,230	19,754
Advertising and promotion	22,198	22,529
Provision for credit losses	3,777	2,690
Other	43,355	45,053

Total operating expenses	442,583	414,096

OPERATING INCOME	339,948	343,996
Interest expense	(142,204)	(143,758)
Gain on sale or disposal of assets and interests in unconsolidated entities	–	54,473

NET INCOME	$197,744	$254,711

Third-Party Investors' Share of Net Income	$99,686	$118,809

Our Share of Net Income	98,058	135,902
Amortization of Excess Investment (A)	(22,457)	(23,213)
Our Share of Gain on Sale or Disposal of Assets and Interests
Included in Other Income in the Consolidated Financial Statements	–	(36,153)

Income from Unconsolidated Entities (B)	$75,601	$76,536

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

1Q 2017 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	MARCH 31, 2017	DECEMBER 31, 2016
Assets:
Investment properties, at cost	$17,851,775	$17,549,078
Less - accumulated depreciation	6,034,375	5,892,960

	11,817,400	11,656,118
Cash and cash equivalents	758,716	778,455
Tenant receivables and accrued revenue, net	337,507	348,139
Deferred costs and other assets	368,558	351,098

Total assets	$13,282,181	$13,133,810

Liabilities and Partners' Deficit:
Mortgages	$14,290,665	$14,237,576
Accounts payable, accrued expenses, intangibles, and deferred revenue	834,650	867,003
Other liabilities	352,123	325,078

Total liabilities	15,477,438	15,429,657
Preferred units	67,450	67,450
Partners' deficit	(2,262,707)	(2,363,297)

Total liabilities and partners' deficit	$13,282,181	$13,133,810

Our Share of:
Partners' deficit	$(990,000)	$(1,018,755)
Add: Excess Investment (A)	1,777,705	1,791,691

Our net Investment in unconsolidated entities, at equity	$787,705	$772,936

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

1Q 2017 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION Of CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED MARCH 31,
	2017	2016
Consolidated Net Income (D)	$551,075	$563,839
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	307,688	297,196
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	131,218	118,242
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	(22,688)
Net loss (income) attributable to noncontrolling interest holders in properties	244	(729)
Noncontrolling interests portion of depreciation and amortization	(3,900)	(2,714)
Preferred distributions and dividends	(1,313)	(1,313)

FFO of the Operating Partnership	$985,012	$951,833

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.53	$1.55
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.21	1.14
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	(0.06)

Diluted FFO per share	$2.74	$2.63

Details for per share calculations:
FFO of the Operating Partnership	$985,012	$951,833
Diluted FFO allocable to unitholders	(129,429)	(136,899)

Diluted FFO allocable to common stockholders	$855,583	$814,934

Basic and Diluted weighted average shares outstanding	312,810	309,416
Weighted average limited partnership units outstanding	47,320	51,979

Basic and Diluted weighted average shares and units outstanding	360,130	361,395

Basic and Diluted FFO per Share	$2.74	$2.63
Percent Change	4.2%

1Q 2017 SUPPLEMENTAL	12

EARNINGS RELEASE

Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnotes D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $2.7 million and $1.6 million for the three months ended March 31, 2017 and 2016, respectively.

-
Straight-line adjustments increased minimum rent by $10.2 million and $15.1 million for the three months ended March 31, 2017 and 2016, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.7 million and $2.6 million for the three months ended March 31, 2017 and 2016, respectively.

-
Debt premium amortization of $0.1 million and $4.2 million for the three months ended March 31, 2017 and 2016, respectively.

1Q 2017 SUPPLEMENTAL	13

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, and International Properties. At March 31, 2017, we owned or had an interest in 229 properties comprising 189 million square feet in North America, Asia and Europe. Additionally, at March 31, 2017, we had a 20.5% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of March 31, 2017 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that adversely affects our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

1Q 2017 SUPPLEMENTAL	14

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	39%	Yes
Total Secured Debt to Total Assets (1)	≤50%	17%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.0X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	278%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

1Q 2017 SUPPLEMENTAL	15

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED MARCH 31,

	2017	2016
Financial Highlights
Total Revenue - Consolidated Properties	$1,345,763	$1,336,715
Consolidated Net Income	$551,075	$563,839
Net Income Attributable to Common Stockholders	$477,736	$480,995
Basic and Diluted Earnings per Common Share (EPS)	$1.53	$1.55
Funds from Operations (FFO) of the Operating Partnership	$985,012	$951,833
Basic and Diluted FFO per Share (FFOPS)	$2.74	$2.63
Dividends/Distributions per Share/Unit	$1.75	$1.60

Stockholders' Equity Information	AS OF MARCH 31, 2017	AS OF DECEMBER 31, 2016
Limited Partners' Units Outstanding at end of period	47,407	47,276
Common Shares Outstanding at end of period	312,202	313,075

Total Common Shares and Limited Partnership Units Outstanding at end of period	359,609	360,351

Weighted Average Limited Partnership Units Outstanding	47,320	48,836
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	312,810	312,691

Debt Information
Share of Consolidated Debt	$22,998,469	$22,836,945
Share of Joint Venture Debt	6,774,363	6,743,252

Share of Total Debt	$29,772,832	$29,580,197

Market Capitalization
Common Stock Price at end of period	$172.03	$177.67
Common Equity Capitalization, including Limited Partnership Units	$61,863,478	$64,023,503
Preferred Equity Capitalization, including Limited Partnership Preferred Units	78,487	79,204

Total Equity Market Capitalization	$61,941,965	$64,102,707

Total Market Capitalization - Including Share of Total Debt	$91,714,797	$93,682,904

Debt to Total Market Capitalization	32.5%	31.6%

1Q 2017 SUPPLEMENTAL	16

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Three Months Ended March 31, 2017

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.
(3)
Includes Lifestyle Centers.

1Q 2017 SUPPLEMENTAL	17

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31,		% GROWTH

	2017	2016
Comparable Property NOI (2)	$1,321,389	$1,272,696	3.8%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	33,544	16,219
International Properties (4)	101,352	90,723
Our share of NOI from Investments (5)	58,367	54,711

Portfolio NOI	$1,514,652	$1,434,349	5.6%
Corporate and Other NOI Sources (6)	8,001	81,353

Total NOI - See reconciliation on following page	$1,522,653	$1,515,702

Less: Joint Venture Partners' Share of NOI	261,166	253,841

Our Share of Total NOI	$1,261,487	$1,261,861

(1)
All amounts are presented at gross values unless otherwise indicated as our share.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets and International Designer Outlets.
(5)
Includes our share of NOI of Klépierre and HBS.
(6)
Includes income components excluded from Portfolio NOI and Comparable NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of marketable securities, Simon management company operations, and our TMLP interests and other assets.

1Q 2017 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED MARCH 31,

	2017	2016
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$551,075	$563,839
Income and other tax (benefit) expense	(3,521)	15,186
Interest expense	198,202	219,190
Income from unconsolidated entities	(69,085)	(90,626)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	(22,688)

Operating Income	676,671	684,901
Depreciation and amortization	310,832	300,614

NOI of consolidated entities	$987,503	$985,515

Reconciliation of NOI of unconsolidated entities:
Net Income	$197,744	$254,711
Interest expense	142,204	143,758
Gain on sale or disposal of assets and interests in unconsolidated entities	–	(54,473)

Operating Income	339,948	343,996
Depreciation and amortization	153,455	131,480

NOI of unconsolidated entities	$493,403	$475,476

Add: Our share of NOI from Klépierre, HBS and other corporate investments	41,747	54,711

Total NOI	$1,522,653	$1,515,702

1Q 2017 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

THREE MONTHS ENDED MARCH 31, 2017
FFO of the Operating Partnership	$985,012
Non-cash impacts to FFO (1)	9,104

FFO of the Operating Partnership excluding non-cash impacts	994,116
Tenant allowances	(58,306)
Operational capital expenditures	(10,518)

Funds available for distribution	$925,292

(1)
Non-cash impacts to FFO of the Operating Partnership include:

THREE MONTHS ENDED MARCH 31, 2017
Deductions:
Straight-line rent	$(10,190)
Fair value of debt amortization	(71)
Fair market value of lease amortization	(1,676)
Additions:
Stock based compensation expense	10,631
Mortgage, financing fee and terminated swap amortization expense	10,410

$9,104

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 18-20 and in the Earnings Release for the latest period.

1Q 2017 SUPPLEMENTAL	20

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED MARCH 31,

	2017	2016
Consolidated Properties
Other Income
Interest and dividend income	$3,381	$3,128
Lease settlement income	7,922	6,590
Gains on land sales	2,710	1,669
Other (1)	47,286	72,863

Totals	$61,299	$84,250

Other Expense
Ground leases	$9,982	$9,601
Professional fees and other	13,832	10,878

Totals	$23,814	$20,479

Capitalized Interest	THREE MONTHS ENDED MARCH 31,

	2017	2016
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$10,035	$6,946
Our Share of Joint Venture Properties	$561	$648
(1)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments and other miscellaneous income items.

1Q 2017 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF MARCH 31,

	2017	2016
Total Number of Properties	175	177
Total Square Footage of Properties (in millions)	151.8	152.2
Ending Occupancy (1):
Consolidated Assets	95.8%	95.9%
Unconsolidated Assets	94.9%	94.6%
Total Portfolio	95.6%	95.6%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$599	$600
Unconsolidated Assets	$663	$655
Total Portfolio	$615	$613
Base Minimum Rent PSF (3):
Consolidated Assets	$50.29	$48.16
Unconsolidated Assets	$56.29	$54.34
Total Portfolio	$51.87	$49.70

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
3/31/17	6,579,494	$72.11	$63.80	$8.31	13.0%
12/31/16	8,168,101	$69.20	$61.38	$7.82	12.7%
3/31/16	9,068,683	$70.29	$59.65	$10.64	17.8%
Occupancy Cost as a Percentage of Sales (5):
3/31/17	13.0%
12/31/16	13.1%
3/31/16	12.5%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces, including spaces greater than 10,000 square feet except for mall anchors, mall majors, mall freestanding and mall outlots. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

1Q 2017 SUPPLEMENTAL	22

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF MARCH 31,

	2017	2016
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.1	20.9
Ending Occupancy (1)	97.7%	98.4%
Total Sales PSF (2)	$562	$566
Base Minimum Rent PSF (3)	$29.53	$27.76
Leasing Spread PSF (4)	$17.44	$17.44
Leasing Spread (Percentage Change) (4)	32.1%	37.3%

International Properties
Premium Outlets
Total Number of Properties	16	16
Total Square Footage of Properties (in millions)	5.9	5.9
Designer Outlets
Total Number of Properties	7	7
Total Square Footage of Properties (in millions)	1.5	1.5
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.8%	99.8%
Total Sales PSF	¥ 100,747	¥ 101,885
Base Minimum Rent PSF	¥ 5,048	¥ 4,978
(1)
See footnote 1 on page 22 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 22 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 22 for definition.
(4)
See footnote 4 on page 22 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

1Q 2017 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF at 3/31/17	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	868	2,709,912	$49.07	2.5%
2017 (4/1/17 - 12/31/17)	1,025	2,933,244	$52.18	2.8%
2018	2,652	9,265,660	$49.66	8.5%
2019	2,181	7,994,863	$48.99	7.3%
2020	1,739	6,351,434	$50.87	6.0%
2021	1,919	7,578,125	$48.86	7.0%
2022	1,707	6,835,423	$49.36	6.3%
2023	1,703	6,564,797	$55.84	6.9%
2024	1,517	5,867,968	$58.06	6.4%
2025	1,485	5,524,138	$61.83	6.4%
2026	1,313	4,698,410	$58.71	5.2%
2027	465	2,014,568	$57.99	2.2%
2028 and Thereafter	338	1,798,820	$45.03	1.6%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,028	2,829,582	$19.06	1.0%

Anchors
2017 (4/1/17 - 12/31/17)	3	350,666	$2.22	0.0%
2018	11	1,392,345	$4.89	0.1%
2019	19	2,179,119	$4.94	0.2%
2020	24	2,940,472	$4.59	0.2%
2021	13	1,505,184	$4.72	0.1%
2022	17	2,347,303	$6.18	0.3%
2023	12	1,702,613	$7.87	0.3%
2024	11	659,968	$11.82	0.1%
2025	17	1,977,065	$8.58	0.3%
2026	4	413,455	$5.95	0.0%
2027	9	1,182,035	$4.66	0.1%
2028 and Thereafter	17	2,084,638	$6.00	0.2%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2016 consolidated and joint venture combined base rental revenue.

1Q 2017 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	356	3,615	2.0%	3.4%
L Brands, Inc.	299	1,845	1.0%	2.1%
Ascena Retail Group Inc	462	2,579	1.4%	1.9%
Signet Jewelers, Ltd.	413	611	0.3%	1.6%
PVH Corporation	233	1,431	0.8%	1.5%
Abercrombie & Fitch Co.	160	1,151	0.6%	1.3%
Forever 21, Inc.	83	1,344	0.7%	1.3%
Foot Locker, Inc.	250	1,088	0.6%	1.2%
VF Corporation	230	1,233	0.7%	1.2%
Luxottica Group SPA	386	706	0.4%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties)  (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	121	23,134	12.7%	0.4%
Sears Holdings Corporation (2)	69	11,389	6.3%	0.4%
J.C. Penney Co., Inc.	69	11,282	6.2%	0.3%
Dillard's, Inc.	38	6,839	3.8%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Hudson's Bay Company	15	2,020	1.1%	0.1%
Dick's Sporting Goods, Inc.	28	1,892	1.0%	0.5%
Belk, Inc.	10	1,674	0.9%	0.1%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
Target Corporation	6	895	0.5%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes 10 stores contributed to a joint venture with Seritage.
*
Less than one-tenth of one percent.

1Q 2017 SUPPLEMENTAL	25

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$15,403	$144,160	$63,403
Redevelopment projects with incremental square footage and/or anchor replacement	52,465	48,244	21,556
Redevelopment projects with no incremental square footage	26,999	10,342	5,016

Subtotal new development and redevelopment projects	94,867	202,746	89,975
Tenant allowances	39,069	39,397	19,237
Operational capital expenditures at properties:
CAM expenditures (1)	5,334	10,686	4,511
Non-CAM expenditures	17	2,030	656

Totals	$139,287	$254,859	$114,379

Conversion from accrual to cash basis	9,308	23,358	10,482

Capital Expenditures for the Three Months Ended 3/31/17 (2)	$148,595	$278,217	$124,861

Capital Expenditures for the Three Months Ended 3/31/16 (2)	$189,032	$299,497	$119,520

(1)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2017 SUPPLEMENTAL	26

DEVELOPMENT ACTIVITY SUMMARY (1)
As of March 31, 2017
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
New Developments	$283	$255	$115	7%	$212	$95
Redevelopments	$1,059	$1,020	$727	7%	$642	$427

Premium Outlets
New Developments	$705	$671	$401	10%	$410	$256
Redevelopments	$488	$457	$352	9%	$308	$261
The Mills
Redevelopments	$125	$60	$56	6%	$45	$41
Totals	$2,660	$2,463	$1,651	8%	$1,617	$1,080

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

1Q 2017 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2017

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - New Developments
The Shops at Clearfork - Fort Worth, TX	545,000 SF retail/office development	9/17	45%

Malls - Redevelopments
Westchester, The - White Plains (New York), NY	Redevelopment (opened 12/16) including dining pavilion (4/17)	4/17	40%
Copley Place - Boston, MA	Southwest corridor redevelopment	5/17	94%
Copley Place Office - Boston, MA	Wayfair expansion Phase III	5/17	94%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Dick's Sporting Goods and 9,000 SF small shops	5/17	50%
Forum Shops at Caesars, The - Las Vegas, NV	Redevelopment	5/17	100%
Galleria, The - Houston, TX	Relocation of Saks Fifth Avenue (opened 4/16), redevelopment (opened 4/16) and 105,000 SF small shop and restaurant expansion (6/17)	6/17	50%
King of Prussia - King of Prussia (Philadelphia), PA	True Food Kitchen	6/17	100%
Smith Haven Mall - Lake Grove (New York), NY	L.L. Bean	6/17	25%
Copley Place - Boston, MA	Redevelopment	9/17	94%
College Mall - Bloomington, IN	Redevelopment including the addition of 365 by Whole Foods, Ulta and small shops	10/17	100%
Ingram Park Mall - San Antonio, TX	Redevelopment	10/17	100%
La Plaza Mall - McAllen, TX	Redevelopment and 221,000 SF expansion	10/17	100%
Florida Mall, The - Orlando, FL	Redevelopment (5/17) including the transition of the Saks building to an indoor/outdoor dining pavilion (opened 6/15) and small shops (11/17) in the former food court	11/17	50%
Lakeline Mall - Cedar Park (Austin), TX	AMC Theatre	11/17	100%
Tacoma Mall - Tacoma (Seattle), WA	Dick's Sporting Goods	11/17	100%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment (12/17) including an AMC Theatre (8/17) in the former Saks building	12/17	100%
Aventura Mall - Miami Beach (Miami), FL	175,000 SF expansion	3/18	33%
Phipps Plaza - Atlanta, GA	Relocation of Frontgate and addition of Grand Lux Café and additional restaurant	5/18	100%

1Q 2017 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2017

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Premium Outlets - New Developments
Siheung Premium Outlets - Siheung (Seoul), South Korea	452,000 SF upscale Premium Outlet Center	4/17	50%
Genting Highlands Premium Outlets - Kuala Lumpur, Malaysia	274,000 SF upscale Premium Outlet Center	6/17	50%
Norfolk Premium Outlets - Norfolk, VA	332,000 SF upscale Premium Outlet Center	6/17	65%
Premium Outlet Collection Edmonton IA - Edmonton, Canada	428,000 SF upscale Premium Outlet Center	5/18	50%

Designer Outlets - New Developments
Provence Designer Outlet - Miramas, France	269,000 SF Designer Outlet Center	4/17	90%

Premium Outlets - Redevelopments
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 SF expansion	7/17	100%
Allen Premium Outlets - Allen (Dallas), TX	Redevelopment and 123,000 SF expansion	8/17	100%
Toronto Premium Outlets - Toronto, Ontario, Canada	Redevelopment and 145,000 SF expansion (11/18) and addition of parking deck (11/17)	11/18	50%

Designer Outlets - Redevelopments
Roermond Designer Outlet - Roermond, Holland	125,000 SF Phase IV expansion	4/17	29%
Roermond Designer Outlet - Roermond, Holland	Tower 2 parking addition	4/17	38%

The Mills - Redevelopments
Colorado Mills - Lakewood (Denver), CO	Dick's Sporting Goods	4/17	38%
Concord Mills - Concord (Charlotte), NC	AMC Theatre redevelopment	4/17	59%
Opry Mills - Nashville, TN	Madame Tussauds	4/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Matchbox Restaurant	4/17	100%
Great Mall - Milpitas (San Jose), CA	Dick's Sporting Goods	6/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Dick's Sporting Goods	6/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Texas de Brazil (opened 3/17) and Yard House (7/17)	7/17	100%
Great Mall - Milpitas (San Jose), CA	Redevelopment	8/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Addition of parking deck #1 (opened 9/16) and parking deck #2 (8/19)	8/19	100%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million.

1Q 2017 SUPPLEMENTAL	29

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Three Months of 2017
Galleria, The - Houston, TX	Mall	Yauatcha Restaurant	N/A
Grapevine Mills - Grapevine (Dallas), TX	Mills	Fieldhouse USA	JC Penney Outlet
Gurnee Mills - Gurnee (Chicago), IL	Mills	Floor & Décor	Shoppers World
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Outback Steakhouse	Sears
		Yard House	Sears
Ross Park Mall - Pittsburgh, PA	Mall	Restoration Hardware	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Texas de Brazil	N/A

Openings Projected for the Remainder of 2017
Coconut Point - Estero, FL	Mall	Tuesday Morning	Sports Authority
		Total Wine & More	Sports Authority
Coddingtown Mall - Santa Rosa, CA	Mall	Crunch Fitness	Beverly's Crafts
College Mall - Bloomington, IN	Mall	Ulta	Sears
		B.J.'s Restaurant & Brewhouse	N/A
Colorado Mills - Lakewood (Denver), CO	Mills	Dick's Sporting Goods	Sports Authority
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dick's Sporting Goods	Macy's Home Store
		EMC Seafood	N/A
Galleria, The - Houston, TX	Mall	Fig & Olive	Saks Fifth Avenue (1)
		Life Time Tennis	Galleria Tennis & Athletic Club
		Nobu	Saks Fifth Avenue (1)
Great Mall - Milpitas (San Jose), CA	Mills	Dick's Sporting Goods	Sports Authority
King of Prussia - King of Prussia (Philadelphia), PA	Mall	True Food Kitchen	N/A
Lakeline Mall - Cedar Park (Austin), TX	Mall	AMC Theatre	Regal Cinema

1Q 2017 SUPPLEMENTAL	30

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Ontario Mills - Ontario (Riverside), CA	Mills	Skechers Superstore	Neiman Marcus Last Call
Opry Mills - Nashville, TN	Mills	Madame Tussauds	Barnes & Noble
Phipps Plaza - Atlanta, GA	Mall	The Public Kitchen & Bar	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Dick's Sporting Goods	Sports Authority
		H&M	TJMaxx
		Matchbox Restaurant	N/A
		Yard House	N/A
Shops at Riverside, The - Hackensack (New York), NJ	Mall	AMC Theatre	Saks Fifth Avenue
Smith Haven Mall - Lake Grove (New York), NY	Mall	L.L. Bean	N/A
South Shore Plaza - Braintree (Boston), MA	Mall	Primark	Sears (2)
Southridge Mall - Greendale (Milwaukee), WI	Mall	Marcus Cinema	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	Dick's Sporting Goods	Forever 21 (1)

Openings Projected for 2018 and Beyond
College Mall - Bloomington, IN	Mall	365 by Whole Foods	Sears
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dave & Buster's	N/A
		Marshalls	N/A
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Cinemark Theatre	N/A
Phipps Plaza - Atlanta, GA	Mall	Ecco Restaurant	N/A
Plaza Carolina - Carolina (San Juan), PR	Mall	Caribbean Cinemas	Sports Authority
Prien Lake Mall - Lake Charles, LA	Mall	T.J. Maxx/HomeGoods	JC Penney (2)
Sawgrass Mills - Sunrise (Miami), FL	Mills	Seasons 52	N/A
(1)
Tenant has an existing store at this center but will relocate to a new location.
(2)
Tenant to remain in a portion of its existing space.
(3)
Tenant to operate within the current open and operating Macy's store.

1Q 2017 SUPPLEMENTAL	31

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2016 through March 31, 2017

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2016	313,074,574	47,276,095
Activity During the First Three Months of 2017:
Exchange of Limited Partnership Units for Common Stock	893	(893)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(1,606)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	(959)	131,252
Repurchase of Simon Property Group Common Stock in open market	(870,692)	–

Number Outstanding at March 31, 2017	312,202,210	47,406,454

Number of Limited Partnership Units and Common Shares at March 31, 2017	359,608,664

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2017
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2017 was $66.44 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2017 SUPPLEMENTAL	32

CREDIT PROFILE
(As of March 31, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
34.8%
29.0%
29.3%
31.6%
32.5%
2013
2014
2015
2016
3/31/17

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
16.7%
13.4%
13.3%
14.0%
14.4%
2013
2014
2015
2016
3/31/17

FIXED CHARGE COVERAGE

5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
2.8
3.4
3.8
4.5
5.0
5.0
2013
2014 (1) (2)
2015 (3)
2016 (4)
TTM 3/31/17 (4)

SHARE OF NET DEBT TO SHARE OF NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.7
5.4
5.6
5.6
5.6
2013
2014 (1)
2015
2016
TTM 3/31/17

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
53%
58%
61%
62%
63%
2013
2014 (1) (2)
2015 (3)
2016 (4)
TTM 3/31/17

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.10%
4.90%
4.70%
4.50%
4.30%
4.10%
3.90%
3.70%
3.40%
7.5
6.5
5.5
4.5
3.4
4.78%
4.39%
3.91%
3.53%
3.51%
5.5
6.1
5.9
7.0
6.8
Interest Rate
Years to Maturity
2013
2014
2015
2016
3/31/17

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a $0.38 per share charge for loss on extinguishment of debt.

1Q 2017 SUPPLEMENTAL	33

SUMMARY OF INDEBTEDNESS
As of March 31, 2017
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,863,937	$5,752,115	4.15%	6.8
Variable Rate Debt	697,171	657,678	2.38%	2.4

Total Mortgage Debt	6,561,108	6,409,793	3.97%	6.3
Unsecured Debt
Fixed Rate	15,387,392	15,387,392	3.37%	7.9
Revolving Credit Facility - USD Currency	50,000	50,000	1.76%	5.2
Supplemental Credit Facility - USD Currency	125,000	125,000	1.78%	3.2
Supplemental Credit Facility - Yen Currency	199,193	199,193	0.80%	3.2

Total Revolving Credit Facilities	374,193	374,193	1.26%	3.5
Global Commercial Paper - USD	953,600	953,600	1.01%	0.2

Total Unsecured Debt	16,715,185	16,715,185	3.18%	7.4
Premium	20,654	20,654
Discount	(44,943)	(44,943)
Debt Issuance Costs - Fixed Rate Debt	(78,905)	(78,507)
Debt Issuance Costs - Variable Rate Debt	(24,046)	(23,713)

Debt Issuance Costs	(102,951)	(102,220)

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,149,053	$22,998,469	3.40%	7.1

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$12,082,084	$5,801,819	4.10%	6.2
Variable Rate Debt	1,831,718	834,616	2.45%	2.8
TMLP Debt (2)	432,546	163,613	–	–

Total Mortgage Debt	14,346,348	6,800,048	3.89%	5.7
Premium	3,198	1,598
Discount	–	–
Debt Issuance Costs	(58,881)	(27,283)

Joint Venture Mortgages and Other Indebtedness (1)	$14,290,665	$6,774,363	3.89%	5.7

Our Share of Total Indebtedness		$29,772,832	3.51%	6.8

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	95.6%	$21,990,311	3.47%	7.3
Variable	4.4%	1,008,158	1.97%	2.8

	100.0%	22,998,469	3.40%	7.1
Joint Venture
Fixed	87.7%	$5,943,774	4.10%	6.2
Variable	12.3%	830,589	2.45%	2.6

	100.0%	6,774,363	3.89%	5.7

Total Debt		$29,772,832

Total Fixed Debt	93.8%	$27,934,085	3.60%	7.1

Total Variable Debt	6.2%	$1,838,747	2.19%	2.7

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

1Q 2017 SUPPLEMENTAL	34

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of March 31, 2017
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2017	$1,553,600	1.45%	$656,765	3.93%	$222,156	4.90%	$2,432,521	2.35%
2018	750,000	1.50%	50,960	–	149,807	2.14%	950,767	1.57%
2019	600,000	2.20%	135,651	7.79%	353,092	2.32%	1,088,743	2.80%
2020	2,875,715	3.69%	690,078	4.09%	1,307,734	3.90%	4,873,527	3.80%
2021	2,150,000	3.81%	566,689	3.98%	916,765	4.47%	3,633,454	4.01%
2022	2,001,522	2.25%	775,839	3.53%	734,120	4.01%	3,511,481	2.93%
2023	500,000	2.75%	751,653	3.84%	435,791	3.38%	1,687,444	3.41%
2024	1,500,000	3.53%	100,490	4.57%	1,074,276	3.92%	2,674,766	3.72%
2025	1,134,348	2.44%	572,711	4.31%	747,075	3.68%	2,454,134	3.25%
2026	1,550,000	3.28%	2,061,264	3.89%	843,108	3.76%	4,454,372	3.66%
2027	–	–	1,280	–	558	–	1,838	–
Thereafter	2,100,000	5.10%	46,413	3.85%	15,566	4.46%	2,161,979	5.06%

Face Amounts of Indebtedness	$16,715,185	3.18%	$6,409,793	3.97%	$6,800,048	3.89%	$29,925,026	3.51%
Premiums (Discounts) on Indebtedness, Net	(44,943)		20,654		1,598		(22,691)
Debt Issuance Costs	(84,712)		(17,508)		(27,283)		(129,503)

Our Share of Total Indebtedness	$16,585,530		$6,412,939		$6,774,363		$29,772,832

1Q 2017 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,103	(2)
2.	Auburn Mall	MA	Auburn	56.4%		585,973	09/01/20		6.02%	Fixed	38,252	21,562
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,087,653	12/01/20		3.75%	Fixed	1,200,000	400,000
							12/30/20	(8)	2.93%	Variable	103,114	34,368
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,112,611	02/06/23		3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,429,495	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,201,370	09/01/22		3.95%	Fixed	121,555	121,555
7.	Bay Park Square	WI	Green Bay	100.0%		711,894	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,228	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		979,378	09/01/26		3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,051	(2)
11.	Broadway Square	TX	Tyler	100.0%		627,657	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,312,594	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		719,581	03/06/21		5.75%	Fixed	91,643	51,659
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,712	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,292	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,505	10/01/26		3.95%	Fixed	190,000	95,000
17.	Coddingtown Mall	CA	Santa Rosa	50.0%		822,222	07/28/21	(8)	2.63%	Variable	10,500	10,500
18.	College Mall	IN	Bloomington	100.0%		537,061	(2)
19.	Columbia Center	WA	Kennewick	100.0%		795,305	(2)
20.	Copley Place	MA	Boston	94.4%	(7)	1,257,056	(2)
21.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,891	(2)
22.	Cordova Mall	FL	Pensacola	100.0%		928,721	(2)
23.	Crystal Mall	CT	Waterford	78.2%		782,838	06/06/22		4.46%	Fixed	90,757	70,959
24.	Dadeland Mall	FL	Miami	50.0%		1,498,324	12/05/21		4.50%	Fixed	425,164	212,582
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,349,679	01/20/20	(8)	2.48%	Variable	510,000	255,000
26.	Domain, The	TX	Austin	100.0%		1,234,308	08/01/21		5.44%	Fixed	190,923	190,923
27.	Dover Mall	DE	Dover	68.1%		928,252	08/06/21		5.57%	Fixed	86,523	58,913
28.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,435	08/11/22		4.71%	Fixed	106,446	60,004
29.	Empire Mall	SD	Sioux Falls	100.0%		1,125,698	12/01/25		4.31%	Fixed	190,000	190,000
30.	Falls, The	FL	Miami	50.0%		836,519	09/01/26		3.45%	Fixed	150,000	75,000
31.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,342	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
32.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,587	(2)
33.	Fashion Valley	CA	San Diego	50.0%		1,720,557	01/04/21		4.30%	Fixed	447,160	223,580
34.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,298	(2)
35.	Florida Mall, The	FL	Orlando	50.0%		1,699,753	09/05/20		5.25%	Fixed	335,117	167,558
36.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		670,099	(2)
37.	Galleria, The	TX	Houston	50.4%		1,925,283	03/01/25		3.55%	Fixed	1,200,000	604,440

1Q 2017 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,287,869	(2)
39.	Haywood Mall	SC	Greenville	100.0%		1,237,349	(2)
40.	Independence Center	MO	Independence (Kansas City)	100.0%		882,277	07/10/17	5.94%	Fixed	200,000	200,000
41.	Ingram Park Mall	TX	San Antonio	100.0%		1,111,643	06/01/21	5.38%	Fixed	132,442	132,442
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,651,674	(2)
43.	La Plaza Mall	TX	McAllen	100.0%		1,085,461	(2)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,689	(2)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,180,799	07/05/20	5.88%	Fixed	126,074	63,037
46.	Lenox Square	GA	Atlanta	100.0%		1,558,737	(2)
47.	Livingston Mall	NJ	Livingston (New York)	100.0%		978,034	(2)
48.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,171	06/01/26	4.04%	Fixed	262,000	73,845
49.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,123,025	05/01/23	3.56%	Fixed	122,891	61,445
50.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,825,222	(2)
51.	Mall of New Hampshire, The	NH	Manchester	56.4%		812,392	07/01/25	4.11%	Fixed	150,000	84,555
52.	McCain Mall	AR	N. Little Rock	100.0%		793,537	(2)
53.	Meadowood Mall	NV	Reno	50.0%		899,636	11/06/21	5.82%	Fixed	115,980	57,990
54.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,333,989	(2)
55.	Miami International Mall	FL	Miami	47.8%		1,082,518	02/06/24	4.42%	Fixed	160,000	76,442
56.	Midland Park Mall	TX	Midland	100.0%		629,654	09/06/22	4.35%	Fixed	78,394	78,394
57.	Miller Hill Mall	MN	Duluth	100.0%		831,911	(2)
58.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,102,754	05/01/24	4.57%	Fixed	100,000	79,351
59.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,500	(2)
60.	Northgate Mall	WA	Seattle	100.0%		1,045,718	(2)
61.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,125	07/05/23	3.30%	Fixed	254,070	143,220
62.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,525	(2)
63.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,079	(2)
64.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,335,407	12/07/20	4.77%	Fixed	63,579	54,385
65.	Penn Square Mall	OK	Oklahoma City	94.5%		1,063,932	01/01/26	3.84%	Fixed	310,000	292,938
66.	Pheasant Lane Mall	NH	Nashua		(10)	979,523	(2)
67.	Phipps Plaza	GA	Atlanta	100.0%		822,522	(2)
68.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,722	09/30/17	2.33%	Variable	225,000	225,000
69.	Prien Lake Mall	LA	Lake Charles	100.0%		845,732	(2)
70.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,079,542	05/01/26	4.50%	Fixed	180,000	90,000
71.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,749	(2)
72.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,378,318	(2)
73.	Ross Park Mall	PA	Pittsburgh	100.0%		1,239,698	(2)
74.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		691,969	(2)
75.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,094	11/01/23	4.69%	Fixed	120,000	113,328

1Q 2017 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
76.	Shops at Crystals, The	NV	Las Vegas	50.0%		262,354	07/01/26		3.74%	Fixed	550,000	275,000
77.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,249,767	02/01/23		3.61%	Fixed	295,000	150,450
78.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
79.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		658,259	02/01/23		3.37%	Fixed	130,000	130,000
80.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,301,458	05/29/20	(8)	2.18%	Variable	180,000	45,000
81.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,582	11/01/22		4.01%	Fixed	101,126	57,005
82.	South Hills Village	PA	Pittsburgh	100.0%		1,128,432	(2)
83.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,586,673	(2)
84.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,297,607	04/01/23		3.84%	Fixed	149,468	149,468
85.	SouthPark	NC	Charlotte	100.0%		1,676,323	(2)
86.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,177,580	06/06/23		3.85%	Fixed	121,115	121,115
87.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,063	10/06/25		4.45%	Fixed	63,652	31,826
88.	Square One Mall	MA	Saugus (Boston)	56.4%		929,704	01/06/22		5.47%	Fixed	92,580	52,188
89.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,418	(2)
90.	St. Johns Town Center	FL	Jacksonville	50.0%		1,391,569	09/11/24		3.82%	Fixed	350,000	175,000
91.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,343,587	(2)
92.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,094	09/05/26		3.50%	Fixed	330,000	164,670
93.	Summit Mall	OH	Akron	100.0%		777,045	10/01/26		3.31%	Fixed	85,000	85,000
94.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,318,777	(2)
95.	Tippecanoe Mall	IN	Lafayette	100.0%		862,542	(2)
96.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,779,160	(2)
97.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,281,371	05/01/22		4.76%	Fixed	191,031	191,031
98.	Towne East Square	KS	Wichita	100.0%		1,134,921	(2)
99.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,257	(2)
100.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		962,434	(2)
101.	University Park Mall	IN	Mishawaka	100.0%		918,731	(2)
102.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,090,597	(2)
103.	West Town Mall	TN	Knoxville	50.0%		1,341,519	12/01/17		6.34%	Fixed	210,000	105,000
104.	Westchester, The	NY	White Plains (New York)	40.0%		800,564	05/05/20		6.00%	Fixed	337,273	134,910
105.	White Oaks Mall	IL	Springfield	80.7%		928,580	06/01/23	(8)	3.73%	Variable	51,250	41,347
106.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,682	11/01/26		4.15%	Fixed	163,854	154,835
107.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,150,623	03/05/24		4.50%	Fixed	425,000	212,500
108.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,482	04/05/19		7.79%	Fixed	88,571	83,672

	Total Mall Square Footage					121,975,504

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,026	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,896	04/01/22		4.81%	Fixed	81,499	40,750
3.	Pier Park	FL	Panama City Beach	65.6%		895,974	(2)
4.	University Park Village	TX	Fort Worth	100.0%		160,130	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					1,959,026

1Q 2017 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,570	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,866	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	285,309	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	680,827	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,354	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,383	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,759	12/01/22		3.36%	Fixed	46,058	46,058
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,697	11/24/19	(8)	2.43%	Variable	90,000	45,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,615	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,717	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	389,984	11/20/20	(8)	2.58%	Variable	128,247	84,643
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,162	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	650,285	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,734	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,599	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,524	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,123	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,656	06/19/19	(8)	2.38%	Variable	83,921	41,960
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,181	04/01/23		3.66%	Fixed	117,821	117,821
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,176	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,036	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,046	02/06/26		4.26%	Fixed	77,000	77,000
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,875	(2)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,535	(2)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,379	(2)
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	259,170	(2)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,073	(2)
29.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,085	(2)
30.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,405	(2)
31.	Lee Premium Outlets	MA	Lee	100.0%	224,833	06/01/26	(15)	4.17%	Fixed	53,258	53,258
32.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,217	(2)
33.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,733	(2)
34.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	125,915	125,915
35.	Napa Premium Outlets	CA	Napa	100.0%	179,185	(2)
36.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
37.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,599	(2)
38.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,648	(2)
39.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,892	(2)

1Q 2017 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,728	(2)
41.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
42.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,498	(2)
43.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	09/01/26	(17)	3.33%	Fixed	36,641	36,641
44.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,688	(2)
45.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,003	09/30/17		2.33%	Variable	125,000	125,000
46.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,462	09/01/26	(17)	3.33%	Fixed	64,370	64,370
47.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
48.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,681	(2)
49.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,970	(2)
50.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	732,710	(2)
51.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,822	(2)
52.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,949	06/01/22		3.93%	Fixed	100,000	50,000
53.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,592	(2)
54.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,514	10/06/24		4.06%	Fixed	95,000	57,000
55.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,504	(2)
56.	Tanger Outlets - Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,281	11/28/21	(8)	2.63%	Variable	85,000	42,500
57.	Tanger Outlets - Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/18	(8)	2.48%	Variable	65,000	32,500
58.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,609	12/01/22		3.41%	Fixed	112,074	112,074
59.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,433	(2)
60.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,937	11/06/24		4.32%	Fixed	115,000	40,250
61.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,323	(2)
62.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,139	(2)
63.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,844	(2)
64.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,282	02/06/26		4.23%	Fixed	185,000	185,000
65.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,797	(2)
66.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	898,857	(2)
67.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,115	(2)

	Total U.S. Premium Outlet Square Footage				29,784,579

1Q 2017 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,238,021	07/01/20		5.76%	Fixed	158,421	158,421
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,663,211	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,411,627	11/01/24		4.28%	Fixed	136,000	51,000
							07/01/21		5.04%	Fixed	26,882	10,081
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,361,944	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,335	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,366,082	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,951	10/01/26		3.99%	Fixed	273,027	273,027
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,790,090	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,301,938	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,433,126	03/05/22		4.25%	Fixed	317,827	158,913
11.	Opry Mills	TN	Nashville	100.0%		1,168,347	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		866,949	04/01/24		4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,135	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,272,562	(2)

	Total The Mills Square Footage					21,131,318

	Other Properties
	Bangor Mall, Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Lebanon Outlet Marketplace, Liberty Tree Mall, Liberty Village Outlet Marketplace, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			676,920	326,375

	Total Other Properties Square Footage					7,216,949

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					182,067,376

1Q 2017 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	98,320	88,488

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	365,800	09/10/17	(23)	2.21%	Variable	81,529	40,765
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	358,400	06/01/22	(23)	3.11%	Fixed	127,507	63,754
4.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/18	(8)(14)	2.76%	Variable	81,037	36,467

	Subtotal Canada Square Footage				966,200
	GERMANY
5.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	45,473	32,058

	Subtotal Germany Square Footage				191,500
	ITALY
6.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(20)	2.50%	Variable	144,274	129,847
7.	Noventa Di Piave Designer Outlet	Venice		90.0%	324,000	06/30/20	(20)	1.67%	Variable	97,251	87,526

	Subtotal Italy Square Footage				612,000
	JAPAN
8.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.79%	Fixed	59,235	23,694
9.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.29%	Variable	4,696	1,878
10.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.37%	Variable	31,349	12,540
11.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/17	(25)	0.32%	Variable	9,841	3,936
12.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.40%	Variable	2,281	913
13.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.34%	Variable	6,799	2,720
14.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	365,900	05/31/18	(25)	0.29%	Variable	32,566	13,026
						05/29/22	(25)	0.38%	Fixed	44,732	17,893
15.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.83%	Variable	5,567	2,227
						11/30/19	(25)	0.38%	Fixed	26,840	10,736
16.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.32%	Variable	14,583	5,833

	Subtotal Japan Square Footage				3,233,000

1Q 2017 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
17.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/22	(26)	3.74%	Fixed	72,245	36,123
						05/21/17	(26)	3.45%	Variable	32,676	16,338
18.	Paju Premium Outlets	Paju (Seoul)		50.0%	442,900	03/27/20	(26)	3.79%	Fixed	72,873	36,436
19.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/06/20	(26)	4.10%	Fixed	75,293	37,645

	Subtotal South Korea Square Footage				1,354,700
	MALAYSIA
20.	Johor Premium Outlets	Johor (Singapore)		50.0%	264,400	10/14/20	(27)	5.02%	Variable	9,507	4,754

	Subtotal Malaysia Square Footage				264,400
	MEXICO
21.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)

	Subtotal Mexico Square Footage				333,000
	NETHERLANDS
22.	Roermond Designer Outlet Phases 2 & 3	Roermond		90.0%	173,000	12/18/21	(20)	1.88%	Fixed	245,800	221,220

	Subtotal Netherlands Square Footage				173,000
	UNITED KINGDOM
23.	Ashford Designer Outlet	Kent		45.0%	183,000	02/22/22	(5)	2.29%	Variable	52,273	23,523

	Subtotal United Kingdom Square Footage				183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(28)				7,428,800

	TOTAL SQUARE FOOTAGE				189,496,176

	Other Secured Indebtedness:						(13)			399,524	217,012

	TOTAL SECURED INDEBTEDNESS										$13,209,841	(6)

	Our Share of Consolidated Mortgage Debt										$6,409,793

	Our Share of Joint Venture Mortgage Debt										$6,800,048

1Q 2017 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000'S) TOTAL
Global Commercial Paper - USD	06/26/17	(12)	1.01%	Fixed	953,600
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Supplemental Credit Facility - Yen Currency	06/30/20	(8)(19)	0.80%	Variable	199,193
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Supplemental Credit Facility - USD Currency	06/30/20	(8)	1.78%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	801,522
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Revolving Credit Facility - USD Currency	06/30/22	(8)	1.76%	Variable	50,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	801,522
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	534,348
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$16,715,185	(18)

1Q 2017 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of March 31, 2017

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2017: 1M LIBOR at .98%; 1M EUR LIBOR at -.39%; 1M EURIBOR at -.37%; 3M EURIBOR at
-.33%; 6M EURIBOR at -.24%; 3m GBP LIBOR at 0.34%; 1M YEN LIBOR at 0.00%; 6M YEN LIBOR at .04%; 1M CDOR at .91%; KLIBOR at 3.18% and 91 Day Korean CD rate at 1.45%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 41.9 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $411.2 million of payment guarantees provided by the Operating Partnership (of which $87.3 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the latest maturity date and weighted average interest rate of all outstanding tranches of commercial paper at March 31, 2017.
(13)
Consists of eight loans with interest rates ranging from 2.21% to 4.46% and maturities between 2019 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 108.0 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amount shown in USD equivalent; Euro equivalent is 641.5 million.
(21)
Consists of eight encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2017 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD equivalent; CAD equivalent is 278.7 million.
(24)
Includes office space of 1,855,834 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Menlo Park Mall - 74,440 sq. ft.
Copley Place - 890,408 sq. ft.	Oxford Valley Mall - 134,623 sq. ft.
Domain, The - 156,240 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Southdale Center - 20,393 sq. ft.
Firewheel Town Center - 74,172 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 26.7 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 382.7 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 42.0 million.
(28)
Does not include Klépierre.

1Q 2017 SUPPLEMENTAL	45

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

1Q 2017 SUPPLEMENTAL	46

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31, 2017		FOR THE THREE MONTHS ENDED MARCH 31, 2016

	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(6,465)	$213,684	$(4,798)	$205,329
Overage rent	(30)	21,819	(31)	21,003
Tenant reimbursements	(2,977)	103,707	(2,324)	98,610
Management fees and other revenues	–	–	–	–
Other income	(250)	30,398	(230)	27,957

Total revenue	(9,722)	369,608	(7,383)	352,899

EXPENSES:
Property operating	(1,575)	59,519	(1,206)	57,172
Depreciation and amortization	(3,480)	95,891	(2,183)	84,074
Real estate taxes	(601)	31,277	(572)	28,302
Repairs and maintenance	(181)	9,621	(254)	9,230
Advertising and promotion	(621)	10,453	(200)	10,890
Provision for credit losses	(53)	1,810	(41)	1,341
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(1,156)	19,156	(1,066)	20,285

Total operating expenses	(7,667)	227,727	(5,522)	211,294

OPERATING INCOME	(2,055)	141,881	(1,861)	141,605
Interest expense	2,211	(67,360)	1,294	(65,231)
Income and other tax benefit (expense)	–	–	–	–
Income from unconsolidated entities	88	(74,521)	(162)	(76,374)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	–	–	–

CONSOLIDATED NET INCOME	244	–	(729)	–
Net loss (income) attributable to noncontrolling interests	244	–	(729)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties

1Q 2017 SUPPLEMENTAL	47

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF MARCH 31, 2017		AS OF MARCH 31, 2016

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(349,924)	$10,500,196	$(259,211)	$10,010,991
Less - accumulated depreciation	(67,553)	2,895,606	(63,108)	2,682,664

	(282,371)	7,604,590	(196,103)	7,328,327
Cash and cash equivalents	(10,529)	350,679	(7,202)	353,085
Tenant receivables and accrued revenue, net	(5,571)	162,059	(3,428)	150,802
Investment in unconsolidated entities, at equity	(19,822)	(2,354,871)	(47,719)	(2,394,723)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(35,378)	195,094	(33,529)	142,960

Total assets	$(353,671)	$5,957,551	$(287,981)	$5,580,451

LIABILITIES:
Mortgages and unsecured indebtedness	$(150,584)	$6,774,363	$(121,085)	$6,403,921
Accounts payable, accrued expenses, intangibles, and deferred revenues	(13,325)	391,116	(7,263)	344,692
Cash distributions and losses in partnerships and joint ventures, at equity	–	(1,360,077)	–	(1,371,741)
Other liabilities	(43,804)	152,149	(26,181)	203,579

Total liabilities	(207,713)	5,957,551	(154,529)	5,580,451

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(141,310)	–	(129,993)	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive income (loss)	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(4,648)	–	(3,459)	–

Total equity	(4,648)	–	(3,459)	–

Total liabilities and equity	$(353,671)	$5,957,551	$(287,981)	$5,580,451

1Q 2017 SUPPLEMENTAL	48